EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 2000 (except with respect to th ematters discussed in Note 19, as to which the date is February 24, 2000) and our report dated February 24, 2000, incorporated by reference in WebLink Wireless, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                                       /s/ ARTHUR ANDERSEN LLP
                                                       -----------------------
                                                           ARTHUR ANDERSEN LLP

Dallas, Texas
December 5, 2000